Exhibit 99.1


N E W S                                        CONTACT:   Raymond A. Cardonne
                                                          (201) 585-0600

                                               Fax:       (201) 585-2020

about Refac [GRAPHIC OMITTED]                  Web site:  www.refac.com

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     REFAC Appoints J. David Pierson President and Chief Operating Officer
               Retains Consulting firm Headed by Jeffrey A. Cole
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Fort Lee, New Jersey, June 20, 2005 - Refac (AMEX: REF) announced today that it has hired J. David Pierson as its President and Chief Operating Officer. He will report to Chief Executive Officer Robert L. Tuchman and be responsible for all of Refac's operations.

         On April 8, 2005, the Company announced that it had entered into acquisition discussions with two affiliated companies, U.S. Vision, Inc., which operates 518 retail optical locations in 47 states and Canada, consisting of 506 licensed departments and 12 freestanding stores, and OptiCare Health Systems, Inc., which operates 18 retail optical centers in the State of Connecticut and is a managed vision care provider in the United States. Refac, U.S. Vision, Inc. and OptiCare Health Systems, Inc. are all controlled by Palisade Concentrated Equity Partnership, L.P. These discussions are continuing.

         From 1996 to 2001, Pierson served as President of Licensed Brands for Cole National Corporation, a leading optical retailer. During his tenure with Cole National, he led the expansion of vision care products and services from 650 stores to more than 1,100 under the banners of Sears Optical, Target and BJ's Wholesale Clubs. Through more than thirty years in retailing, Pierson has managed operations, merchandising and strategic planning and implementation in a variety of positions with Sears, Target Stores and Federated Department Stores. Most recently, from March 2001 to April 2004, he served as the Chairman, President and Chief Executive Officer of CPI Corporation (NYSE:
CPY), which provides portrait photography services in the United States, Puerto Rico and Canada through Sears Portrait Studios. Since leaving CPI Corporation, he has served as a consultant to several companies including some in the retail optical business.

         Tuchman commented, "Dave is a highly-regarded leader with a great reputation. He has the ideal background and experience for this position and this is the perfect time for him to join our leadership team. We look forward to working with him."

         "I am delighted about being part of the commitment that Refac is making to the optical industry and am excited to bring my experience in optical retailing to the Company," said Pierson. "I have a strong belief in the growth opportunities that the industry continues to present and am looking forward to returning to the industry and working with my many friends and colleagues."

         Refac also announced that it has engaged Cole Limited, Inc., a consulting firm headed by Jeffrey A. Cole. From 1984 to June 2003, Cole served as the chairman and chief executive officer of Cole National. He remained on Cole National's board until October 2004 when it was acquired by Luxottica S.p.A., the leading optical retailer in the U.S., Canada, Australia, New Zealand and Hong Kong. He is a member of the supervisory board of directors of Pearle Europe, B.V., the leading optical retailer in Europe with retail optical locations in the Netherlands, Belgium, Germany, Denmark, Austria, Italy, Norway, Poland, Portugal, Estonia, Sweden, Finland and Kuwait. Since 1990, he has also served as a director of Hartmarx Corporation. Refac presently intends to include Cole as a nominee to its Board at the next annual meeting of stockholders.


                        CAUTIONARY STATEMENT REGARDING
                          FORWARD-LOOKING STATEMENTS
                        ------------------------------

              This News Release includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of
     Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact, including statements regarding the Company's acquisition plans. When used in this document, the words "expects," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the Company's ability to come to acceptable terms with U.S. Vision and/or OptiCare or, if it does come to terms, that these will prove to be beneficial acquisitions for the Company. Investors are cautioned that all forward-looking statements involve those risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Forward-looking statements speak only as of the date they are made and the Company undertakes no duty or obligation to update any forward-looking statements in light of new information or future events.


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